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                                                                   Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of our report dated August 22, 2001 on Renalogics, Inc. financial statements included herein and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP
Boston, Massachusetts
January 10, 2002